NEWS RELEASE

Debt Successfully Refinanced

Kelowna, BC—November 13, 2013 - Lexaria Corp (LXRP-OTCQB) (LXX-CNSX) (the "Company" or "Lexaria") announces that it has refinanced and extended repayment terms on all debt that was otherwise due to mature in December 2013.

Lexaria has entered into debt amendment agreements with existing debt holders with mutually agreeable terms for up to one year. No new debt was incurred by the Company. During the past twelve months the Company has made all its required interest payments on its debts, and has repaid approximately $325,000 of principal during this time, all funded through cash flows from the Belmont Lake Oil Field.

Under the terms of the new agreements a total of approximately $550,000 in debt is due to be paid by December 2014. Lexaria continues to strengthen its balance sheet by paying down debt.

The Company also reports that the workover of the 12-4 well has been delayed by mechanical issues and is currently suspended while the Company evaluates several possible solutions. More information will be available once a course of action has been decided upon.

About Lexaria

Lexaria’s shares are quoted in the USA with symbol LXRP and in Canada with symbol LXX. The company searches for projects that could provide potential above-market returns.

To learn more about Lexaria Corp. visit www.lexariaenergy.com.

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors but they include and are not limited to the existence of underground deposits of commercial quantities of oil and gas; cessation or delays in exploration because of mechanical, weather, operating, financial or other problems; capital expenditures that are higher than anticipated; or exploration opportunities being fewer than currently anticipated. There can be no assurance that road or site conditions will be favorable for field work; no assurance that well treatments or workovers will have any effect on oil or gas production; no assurance that oil field interconnections will have any measurable impact on oil or gas production or on field operations, and no assurance that any expected new well(s) will be drilled or have any impact on the Company. There can be no assurance that expected oil and gas production will actually materialize; and thus no assurance that expected revenue will actually occur. There is no assurance the Company will have sufficient funds to drill additional wells, or to complete acquisitions or other business transactions. Such forward looking statements also include estimated cash flows, revenue and current and/or future rates of production of oil and natural gas, which can and will fluctuate for a variety of reasons; oil and gas reserve quantities produced by third parties; and intentions to participate in future exploration drilling. Adverse weather conditions including but not limited to surface flooding can delay operations, impact production, and cause reductions in revenue. The Company may not have sufficient expertise to thoroughly exploit its oil and gas properties. The Company may not have sufficient funding to thoroughly explore, drill or develop its properties. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings.

The CNSX has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.